Exhibit 99.1

RXO Announces $550 Million Private Financing

•	Company intends to use the proceeds for the planned acquisition of Coyote Logistics
•	Coyote acquisition expected to close in the first half of the fourth quarter

Charlotte, N.C. — August 12, 2024 — RXO (NYSE: RXO), a leading provider of asset-light transportation solutions, today announced that it has entered into purchase agreements with MFN Partners, LP and certain accounts managed by Orbis Investments for a $550 million private financing.

The company intends to use the proceeds from the transaction to finance a portion of the pending acquisition of Coyote Logistics, UPS’ technology-driven, asset-light based truckload freight brokerage services business. The acquisition is expected to close in the first half of the fourth quarter.

In the transaction, the company is selling an aggregate of 20,954,780 shares of its common stock at a price of $20.21 per share, and pre-funded warrants to purchase 6,259,471 shares of common stock, at a price of $20.20 per warrant. The per-share price of $20.21 represents the closing price of RXO’s stock on June 21, 2024, the last day of trading before RXO announced it had reached a definitive agreement to purchase Coyote Logistics.

Goldman Sachs & Co. LLC is serving as financial advisor to RXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as its legal advisor.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. The company has agreed to use commercially reasonable efforts to file a registration statement with the SEC registering the resale of the common stock sold in the transaction and has agreed to hold a special meeting to obtain stockholder approval for exercise of a portion of the pre-funded warrants no later than the end of 2024.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About RXO

RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit RXO.com for more information and connect with RXO on  Facebook,  X, LinkedIn, Instagram and YouTube.

Forward-Looking Statements

This release includes forward-looking statements, including statements relating to the expected use of proceeds of the private financing and time period to consummate the potential transaction to acquire Coyote Logistics. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “potential,” “outlook” or “shall,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: potential delays in consummating the potential transaction to acquire Coyote Logistics; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the potential transaction; the effect of the pendency or completion of the potential transaction on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Media Contact

Erin Kelly

erin.kelly@rxo.com

Investor Contact

Kevin Sterling

kevin.sterling@rxo.com